Exhibit 10.1

Ninth Amendment to Credit and Security Agreement

This Ninth Amendment to Credit and Security Agreement (herein, the “Amendment”) is entered into as of April 17, 2018 (the “Ninth Amendment Effective Date”), among Martin Marietta Funding LLC, a Delaware limited liability company (“Borrower”), Martin Marietta Materials, Inc., a North Carolina corporation, as initial Servicer (the “Servicer”), each commercial paper conduit and financial institution from time to time a party to the Credit and Security Agreement (as defined below) as lenders (the “Lenders”), and SunTrust Bank (“SunTrust”), a Georgia banking corporation, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Preliminary Statements

Whereas, the Borrower, the Servicer, the Lenders and the Administrative Agent entered into a certain Credit and Security Agreement, dated as of April 19, 2013 (the Credit and Security Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit and Security Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit and Security Agreement; and

Whereas, the Borrower and the Servicer have requested that the Administrative Agent and the Lenders agree to amend the Credit and Security Agreement and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit and Security Agreement shall be amended as follows:

1.1.            The defined term “Fee Letter” appearing in Exhibit I to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Fee Letter” means that certain Fourth Amended and Restated Fee Letter dated as of April 17, 2018 by and among the Borrower, the Administrative Agent and the Lenders, as the same may be amended, restated or otherwise modified from time to time.

1.2.            The defined term “Ninth Amendment Effective Date” is hereby added to Exhibit I to the Credit and Security Agreement in the appropriate alphabetical sequence and as so amended shall read as follows:

“Ninth Amendment Effective Date” means April 17, 2018.

1.3.            Schedule A to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as set forth on Schedule A attached hereto.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.            The Borrower, the Servicer, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.            The Administrative Agent shall have received a fully executed Fourth Amended and Restated Fee Letter.

2.3.            The Borrower shall have delivered Certified Resolutions to the Administrative Agent.

2.4.            The Administrative Agent shall have received an Opinion of Counsel as to Corporate Enforceability.

Section 3.	Conditions Subsequent.

No later than 30 days (as such date may be extended by the Administrative Agent in its sole discretion) following the consummation of the acquisition of the New Originator (as defined below), the Administrative Agent shall have received all of the following:

3.1.            The Administrative Agent shall have received a certificate of the duly authorized signatory of Blue Grass Materials Company, LLC, a Delaware limited liability company (the “New Originator”), certifying:  (a) a copy of the resolutions of the members or other managing or governing body of the New Originator certified by its Secretary authorizing such person’s execution, delivery and performance of the Originator Sale Agreement, (b) the names and signatures of the officers authorized on its behalf to execute the Supplement to Originator Sale Agreement, (c) a copy of the New Originator’s operating agreement, (d) the New Originator’s certificate of formation and (e) a good standing certificate for the New Originator issued by the secretary of state of Delaware.

3.2.            The Administrative Agent shall have received an executed copy of the Supplement to Originator Sale Agreement joining the New Originator to the Originator Sale Agreement.

3.3.            UCC and federal tax lien searches against the New Originator.

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3.4.            UCC financing statement naming the New Originator as seller/debtor, Seller as buyer/assignor and Borrower as secured party/total assignee.

3.5.            Such other documents and instruments incident to the execution and delivery of this Amendment, in a form reasonably satisfactory to the Administrative Agent and its counsel, as may be reasonably requested by the Administrative Agent.

Section 4.	Representations and Warranties.

In order to induce the Lenders to execute and deliver this Amendment, each of the Borrower and the Servicer hereby represent to the Lenders that as of the date hereof (a) the representations and warranties set forth in Article III of the Credit and Security Agreement are and shall be and remain true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date) and (b) each of the Borrower and the Servicer is in material compliance with the terms and conditions of the Credit and Security Agreement and no event has occurred and is continuing that would constitute an Amortization Event or a Potential Amortization Event under the Credit and Security Agreement or shall result after giving effect to this Amendment.

Section 5.	Miscellaneous.

5.1.                    The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Transaction Documents continue to secure, among other things, the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents and the Credit and Security Agreement as amended hereby; and the Transaction Documents and the rights and remedies of the Lenders thereunder, the obligations of each of the Borrower and Servicer thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Transaction Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2.                    Except as specifically amended herein, the Credit and Security Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit and Security Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit and Security Agreement, any reference in any of such items to the Credit and Security Agreement being sufficient to refer to the Credit and Security Agreement as amended hereby.

5.3.                    Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including all reasonable legal fees, charges and disbursements for the Administrative Agent.

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5.4.                    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page to Follow]

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This Ninth Amendment to Credit and Security Agreement is entered into as of the date and year first above written.

Martin Marietta Funding LLC, as Borrower

By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: VP and Secretary

Martin Marietta Materials, Inc., as the Servicer

By:	/s/ C. Howard Nye
Name: C. Howard Nye
Title: President and CEO

Accepted and agreed to.

SunTrust Bank, individually as a Lender and as Administrative Agent

By:	/s/ David Hufnagel
Name: David Hufnagel
Title: Director

Signature Page to Ninth Amendment to Credit and Security Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit and Security Agreement

Regions Bank, as a Lender

By:	/s/ Mark A. Kassis
Name: Mark A. Kassis
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit and Security Agreement

MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as a Lender

By:	/s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

Signature Page to Ninth Amendment to Credit and Security Agreement

Schedule A

Commitments

Lender	Commitment

SunTrust Bank	$130,000,000.00

PNC Bank, National Association	$90,000,000.00

Regions Bank	$90,000,000.00

MUFG Bank Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch	$90,000,000.00

Aggregate Commitment	$400,000,000.00